                                                                    EXHIBIT 10.2

                                 LOCK-UP AGREEMENT


     This Agreement (this "Agreement" or this "Lock-up Agreement"), dated as of April ___, 1999, is made by and among PRIMESTAR, Inc., a Delaware corporation (the "Company") and each of the undersigned holders (each a "Holder") (each a "Party" and, collectively, the "Parties") of Notes issued by the Company under the documents listed on Schedule 1 (the "Existing Agreements"). The obligations of each Holder hereunder shall be several, and not joint or joint and several.

                                 R E C I T A L S

     (A) Each Holder is either the record holder of, beneficial owner of or serves as investment manager or financial advisor with investment discretion and authority over various funds or other accounts which own certain of the Bridge Loans, Discount Notes, or Current Pay Notes. The amount of Notes held by each Holder or funds or other accounts as to which such Holder acts as an investment manager or financial advisor with investment discretion and authority, is set forth on Schedule 2 attached hereto.

     (B) The Holders of (i) Bridge Loans and (ii) Discount Notes and Current Pay Notes have formed unofficial committees (each, a "Committee" and, collectively, the "Committees") to represent the members of such Committees in negotiations with the Company regarding the Notes.

     (C) The Company has entered into the Medium Power Agreement, which provides for the Medium Power Asset Sale.

     (D) The Debt Tender Condition is a condition precedent to the obligations of the Company under the Medium Power Agreement.

     (E) In order to facilitate the closing of the Medium Power Asset Sale, the Parties desire to enter into this Agreement and to perform their respective obligations hereunder.

     NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the Company and the Holders agree as follows:

     Section 1.  Certain Definitions.   For purposes of this Agreement, the
                 -------------------
following terms have the corresponding meanings:

     "Actual Lock-up Percentage" means the percentage of holders of the Notes, by aggregate principal amount of Notes held, that enter into this Agreement; provided, however, that if the Company commences an Exchange Offer with respect
-----------------
to the Bonds, the Actual Lock-up Percentage shall include, in addition to the foregoing, the percentage of the holders of the Notes, by aggregate principal amount of Notes held, that exchange Bonds in the Exchange Offer.

     "Bonds" means, collectively, the Current Pay Notes and the Discount Notes.

     "Bridge Holder's Minimum Pro Rata Share" means, for each Holder of Bridge Loans, the percentage that the principal amount of such Holder's Bridge Loans purchased pursuant to a Private Transaction bears to the aggregate principal amount of Notes outstanding immediately prior to the Medium Power Closing Date.

     "Bridge Loans" means and includes all notes issued by the Company pursuant to the Senior Subordinated Credit Agreement dated as of April 1, 1998 (the "Interim Loan Agreement"), whether or not converted into `Term Loans' or exchanged for `Exchange Notes' as provided for therein.

     "Cash Interest Election" has the meaning ascribed thereto in the Indenture governing the Discount Notes.

     "Current Pay Notes" means the Company's 10-7/8% Senior Subordinated Discount Notes due 2007, Series A and B.

     "Debt Tender Condition" means the condition precedent to the obligations of the Company under the Medium Power Agreement that holders of Notes representing at least 80% in aggregate principal amount of the Notes (including at least 51% in aggregate principal amount of each tranche of the Notes) consent to the Medium Power Asset Sale and agree to a reduction in the aggregate principal amount of such Notes (or agree to sell such Notes to the Company or its designee at a price equal to such reduced aggregate principal amount), as further described in the Medium Power Agreement and the schedules thereto.

     "Discount Notes" means the Company's 12 1/4% Senior Subordinated Discount Notes due 2007, Series A and B. All references herein to the "principal amount" of any Discount Notes shall mean the principal amount at maturity of such Notes determined as if the Company had made a Cash Interest Election as of February 15, 1999.

     "Exchange Offer" means with respect to each tranche of Bonds, an offer by the Company to the holders of such tranche of Bonds to tender such Bonds for exchange, substantially on the terms of the Private Transaction with the Holders of Bridge Loans and subject to the conditions set forth herein. An Exchange Offer shall also include a solicitation of consents to the Proposed Amendments.

     "Funding Agreement" means an agreement among the Company and each of the Funding Parties, substantially in the form of Exhibit A attached hereto.

     "Funding Parties" shall have the meaning ascribed to such term in the Funding Agreement.

     "GMH Shares" means an aggregate of 4,871,448 shares of the Class H Common Stock, par value $0.10 per share, of General Motors Corporation.

     "High Power Agreement" means the Asset Purchase Agreement dated as of January 22, 1999, among Hughes, the Company, PRIMESTAR Partners L.P., Tempo Satellite, Inc., and the stockholders of the Company (or affiliates thereof) listed therein.

     "High Power Asset Sale" means (i) the assignment to Hughes, pursuant to the High Power Agreement, of the Company's option to acquire 100% of the capital stock of Tempo Satellite, Inc., or 100% of its assets and the assumption of liabilities, (ii) the exercise by Hughes of such option to acquire 100% of the assets of Tempo Satellite, Inc., subject to its liabilities, and (iii) all other transactions contemplated thereby, taken as a whole.

     "Holder's Notes" means, with respect to any Holder, the principal amount of Notes set forth opposite the name of such Holder in Schedule 2, together with any additional Notes acquired by such Holder (or acquired by a fund or other account as to which such Holder serves as investment manager or financial advisor with investment discretion and authority) after the date hereof (provided that such Holder has complied with the provisions of Section 12(l) hereof).

     "Hughes" means Hughes Electronics Corporation.

     "Indemnity Agreement" means an Indemnity Agreement between each of the Funding Parties and the Holders, substantially in the form of Exhibit B hereto.

     "Indentures" mean (i) the Indenture dated as of February 20, 1997, by and between TSAT and The Bank of New York (the "Trustee") with respect to the Discount Notes, as amended by the First Supplemental Indenture dated as of April 1, 1998, by and among TSAT, the Company and the

Trustee, pursuant to which the Company assumed TSAT's obligations with respect to the Discount Notes, and (ii) the Indenture dated as of February 20, 1997, by and between TSAT and the Trustee, with respect to the Current Pay Notes, as amended by the First Supplemental Indenture dated as of April 1, 1998, by and among TSAT, the Company and the Trustee, pursuant to which the Company assumed TSAT's obligations with respect to the Current Pay Notes.

     "Medium Power Agreement" means the Asset Purchase Agreement dated as of January 22, 1999, among Hughes, the Company, PRIMESTAR Partners L.P., PRIMESTAR MDU, Inc., and the stockholders of the Company (or affiliates thereof) listed therein.

     "Medium Power Asset Sale" means the sale to Hughes, pursuant to the Medium Power Agreement, by the Company (and the subsidiaries of the Company party thereto), on the terms and conditions set forth therein, of substantially all the assets of the Company.

     "Medium Power Closing Date" means the date that the Medium Power Asset Sale is consummated pursuant to the Medium Power Agreement.
     "Minimum Tender Percentage" means 80%.

     "Notes" means and includes each of the Bridge Loans and each of the Bonds. All references herein to any "tranche" of Notes or Bonds shall mean the Bridge Loans, the Current Pay Notes or the Discount Notes, as applicable.

     "Note Purchase Closing Date" means (i) in the case of any Private Transaction, the Medium Power Closing Date, and (ii) in the case of any Exchange Offer, the later of (A) the Medium Power Closing Date and (B) the third business day after the expiration of the period that such Exchange Offer is required to be kept open under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, including any extensions of such period required as a result of any amendment to the terms of such Exchange Offer otherwise permitted by this Agreement.

     "Person" means any individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization or other entity.

     "Pledge and Security Agreement" means a pledge and security agreement with respect to the GMH Shares, substantially in the form of Exhibit C.

     "Private Transaction" means any transaction or series of transactions by which the Company acquires (i) the Bonds or (ii) Bridge Loans, on the terms and conditions set forth herein. Each Holder that enters into a Private Transaction with the Company shall be deemed to have consented to the Proposed Amendment for each tranche of Notes held by such Holder, with respect to all Notes of such tranche with respect to which such Holder has sole or shared voting power.

     "Proposed Amendment" means, with respect to each of the Existing Agreements, an amendment to such Existing Agreement eliminating substantially all of the covenants therein, other than the covenants to pay interest on and principal of the Notes when due and certain covenants relating to required purchase offers, as well as certain events of default. The Proposed Amendment to the Interim Loan Agreement will be set forth in an amendment between the Company and the agents thereunder, and the Proposed Amendment to each of the Indentures will be set forth in supplemental indentures thereto, to be entered into in accordance with the terms of such Existing Agreements, as applicable. A summary of each of the Proposed Amendments is attached hereto as Schedule 3.

     "Pro Rata Share" means, for each Holder, the percentage that the principal amount of such Holder's Notes purchased pursuant to one or more Exchange Offers and/or Private Transactions bears to the aggregate principal amount of all Notes purchased pursuant to one or more Exchange Offers and/or Private Transactions.

     "Registration Rights Agreement" means a Registration Rights Agreement relating to the Share Appreciation Rights, substantially in the form of Exhibit E.
     "SEC" means the Securities and Exchange Commission.

     "SEC Communication" means a written or oral communication from the staff of the SEC, received by the Company or any of its representatives or advisors (including, without limitation, legal counsel) prior to the Medium Power Closing Date, advising, in substance, that the staff of the SEC would view the Company's purchase of Notes (or of any of the Notes of one or more tranches) in one or more Private Transactions, including without limitation any offering or sale of Share Appreciation Rights in connection therewith, as a violation or potential violation of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable U.S. Federal securities law.

     "Senior Bank Facility" means the Company's Senior Credit Agreement dated as of March 31, 1998, between the Company and the parties thereto, as amended.

     "Share Appreciation Rights" means transferable rights issued by (i) the Company or (ii) a trust or special purpose vehicle established by the Company with the consent of a majority of the Holders by principal amount, substantially in the form of Exhibit F attached hereto, entitling the holders thereof to payment by the issuer, on the terms and subject to the conditions set forth therein, based on the appreciation, if any, in the market value of an aggregate of 4,871,448 shares of the Class H Common Stock, par value $0.10 per share, of General Motors Corporation.

     "Tender Fraction" means the quotient of the Minimum Tender Percentage divided by the Actual Lock-up Percentage, expressed as a fraction.

     "Transaction Documents" shall have the meaning ascribed to such term in
Section 17 hereof.

     "TSAT" means TCI Satellite Entertainment, Inc.

     Section 2.  Purchase and Sale of Notes.  (a) The Company hereby agrees to
                 --------------------------
buy from each Holder, and such Holder hereby agrees to sell, on the applicable Note Purchase Closing Date, such Holder's Notes, on the terms and conditions set forth herein. The aggregate purchase price for all Notes purchased from each Holder pursuant to this Section 2 shall be equal to (i) $850 for each $1,000 principal amount of Notes so purchased, plus (ii) such Holder's Pro Rata Share of the Share Appreciation Rights (collectively, the "Agreed Consideration"); provided, however, that if the Actual Lock-up Percentage exceeds the Minimum
-----------------
Tender Percentage, the Company will pay the Agreed Consideration to each Holder with respect to that fraction of such Holder's Notes equal to the Tender Fraction, and will pay to each Holder cash in the amount of 101% of the principal amount of the remainder of such Holder's Notes (the "101 Consideration") on (i) the Note Purchase Closing Date, if all Holder's Notes are purchased pursuant to Private Transactions and (ii) if an Exchange Offer is commenced pursuant to the terms hereunder, on the consummation of such Exchange Offer. In addition, on the applicable Note Purchase Closing Date (and earlier if otherwise required), the Company shall pay all accrued and unpaid interest (determined, in the case of the Discount Notes, as if the Company had made a Cash Interest Election as of February 15, 1999) in respect of the Notes purchased on such date through the date of such payment, whether or not then due. Anything contained herein to the contrary notwithstanding, the obligation of the Company to purchase and pay for the Notes under this Section 2, whether pursuant to an Exchange Offer or Private Transaction, shall be subject to the condition that, on or prior to the first Note Purchase Closing Date, the Medium Power Asset Sale shall have been consummated and the conditions listed in Section 20, as in effect at such time, shall have been satisfied.

          (b) In the event a Note Purchase Closing Date occurs with respect to the Bridge Loans prior to a Note Purchase Closing Date with respect to the Bonds, then the amount payable with respect to such Bridge Loans on the applicable Note Purchase Closing Date shall be equal to (i) $850 for each $1,000 principal amount of Notes so purchased, plus (ii) such Holder's Bridge Holder's Minimum Pro Rata Share of the Share Appreciation Rights. On any subsequent Note Purchase Closing Date, subject to Section 3(e) hereof, such a Holder of Bridge Loans shall receive as additional consideration (i) any additional Share Appreciation Rights and (ii) any 101 Consideration to which such Holder of Bridge Loans may be entitled to receive pursuant to Section 2(a), calculated on the basis of all Notes purchased to such date.

          (c) The closing of each purchase of Notes referenced in Section 2(a) above shall take place at the offices of Ropes & Gray, 885 Third Avenue, New York, New York (or at such other place as the Medium Power Asset Sale shall be closing, if such closings are concurrent) at 10:00 a.m. (Eastern time) on the applicable Note Purchase Closing Date, subject to the satisfaction or waiver (if waivable) of the terms and conditions set forth herein, at which time the Company shall deliver the consideration set forth in Section 2(a). The cash portion of such consideration shall, unless otherwise requested by each Holder, be paid by wire transfer of immediately available federal funds.

          (d) If the Company receives from Hughes any consideration in respect of the Medium Power Asset Sale or the High Power Asset Sale, not currently provided for in the Medium Power Agreement or in the High Power Agreement ("Additional Consideration"), the Company shall increase the aggregate cash consideration being paid to the Holders pursuant to this Section 2 by an aggregate amount equal to 80% of such Additional Consideration; provided, however, that any Additional Consideration must be
               --------  -------
provided for in an amendment to the Medium Power Agreement or the High Power Agreement. For purposes of clarifying what constitutes "Additional Consideration", (i) the execution by the Company and Hughes of the Agency Agreement, dated as of February 25, 1999 and (ii) the assumption by Hughes of working capital or other obligations of the Company, shall not constitute Additional Consideration.

     Section 3.  Exchange Offer or Private Transaction.  (a) Each purchase and
                 -------------------------------------
sale of Notes pursuant to Section 2 above shall be effected by means of a Private Transaction, unless the Company has received an SEC Communication, in which case any such purchase and sale of the Bonds may be effected by means of
(i) an Exchange Offer, or (ii) a combination of the Exchange Offer and one or more Private Transactions, subject to compliance with the requirements of the U.S. Federal securities laws and the rules and regulations of the SEC promulgated thereunder, in accordance with the SEC Communication and any written legal opinion from Company counsel.

          (b) If the Company shall commence an Exchange Offer with respect to any tranche of Bonds, the Company will commence such Exchange Offer within five business days after the first Note Purchase Closing Date and keep it open for at least 20 business days.

          (c) If the Company shall consummate, pursuant to a Private Transaction, the purchase and sale of any Note of a tranche of Notes, it shall purchase all the Notes of such tranche held by the Holders hereunder pursuant to one or more Private Transactions.

          (d) The Company shall promptly notify the parties specified in Section 23 of any SEC Communication received by the Company or any of its representatives. If such SEC

Communication is in writing, such notice shall include a copy thereof; if in oral form, a fair summary thereof in writing, certified as accurate by an officer of the Company.

          (e) In the event that Bridge Loans are purchased before the Bonds, the definitive calculation of each Holder's Pro Rata Share of the Share Appreciation Rights, and each Holder's 101 Consideration, shall be made upon consummation of the Exchange Offer. In the event that the Exchange Offer is not consummated for any reason, then at such time, if any, that the Exchange Offer is withdrawn or abandoned, then the Company and those Holders which have sold Notes (the "Selling Holders") to the Company hereunder shall engage in good faith negotiations to determine the amount, if any, of additional 101 Consideration and Share Appreciation Rights in excess of the Bridge Holder's Minimum Pro Rata Share of Share Appreciation Rights which should be paid to such Selling Holders. In determining such amounts, the parties shall take into account, among other things, the consideration, if any, paid to Holders whose Notes were not purchased hereunder or in the Exchange Offer and the value of the Share Appreciation Rights as of the time of such negotiations.

     Section 4.  Terms of the Exchange Offer and Private Transaction.  The terms
                 ---------------------------------------------------
and conditions of all Private Transactions effected hereunder, including any amendments thereto, shall be identical in all material respects, except for such differences as shall be necessary to reflect the identity of the Holder, the tranche and amount of Notes to be sold thereunder, and the manner in which such Holder holds such Notes, and the terms and conditions of such Private Transactions shall be identical in all material respects with those of any Exchange Offer commenced hereunder, except for such differences as shall be reasonable and customary in the context of the transactions contemplated hereby, or as required by applicable law or regulation. Certain reasonable and customary differences reflected in an Exchange Offer would include, without limitation, a minimum tender condition not greater than the Minimum Tender Percentage and a provision permitting the Company to refuse to purchase the Bonds pursuant to this Agreement upon the occurrence of the following events:

          (a) there shall be instituted or pending any action, proceeding or formal investigation by or before any United States state or Federal court or government agency or authority, which challenges the making of the Exchange Offer, the acquisition of Notes pursuant to the Exchange Offer or the obtaining of consents to the Proposed Amendments pursuant to the Exchange Offer;

          (b) a statute, rule, regulation, judgment, order, stay, decree or injunction shall have been proposed (with a proposed effective date prior to the expected closing date for the Exchange Offer), promulgated, enacted, entered, enforced or deemed to be applicable by any United States state or Federal court or government agency or authority, which would directly or indirectly prohibit, prevent, restrict or delay consummation of the Exchange Offer;

          (c) the Trustee under either Indenture shall have objected in any respect to, or taken any action that could, in the sole judgment of the Company, adversely affect the consummation of the Exchange Offer or the Company's ability to effect the Proposed Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting consents to the Proposed Amendments (including the form thereof) or in the making of the Exchange Offer or the acceptance of or payment for any of the Bonds; or

          (d) upon the occurrence of any of the events described in Sections 4(a), 4(b) and 4(c) hereof, the Company shall use its best efforts to cure such events; if such an event is not cured within 15 days after the Company's refusal to purchase any of the Bonds as a result of the occurrence of any event described in Sections 4(a), 4(b) and 4(c), then, the holders of a majority of the Bonds held by Holders then outstanding (provided, however, that
                                                        -----------------
for purposes of voting, any Bonds held by the Company shall not be voted and shall not be counted for any voting purposes) shall have the right to terminate this Agreement upon delivery of written notice to the Company and the other Holders.

     Section 5.  Amendments to the Exchange Offer or Private Transaction.  The
                 -------------------------------------------------------
Company shall have no right to amend any Exchange Offer or Private Transaction hereunder, provided, however, that the Company (i) may amend any Exchange Offer
           -----------------
so as to extend the Exchange Offer (subject to Section 4(d) hereof), if at the time of any such extension the conditions to closing set forth in such Exchange Offer shall not have been satisfied or waived, or to reduce any minimum tender condition of such Exchange Offer permitted by Section 4, and (ii) may, subject to Section 4 hereof, amend any Exchange Offer or Private Transaction to increase the aggregate purchase price payable thereunder above the Agreed Consideration or to waive any closing condition of the Company thereunder.

     Section 6.  Tender in Exchange Offer; No Revocation, Etc.  (a)  If the
                 ---------------------------------------------
Company commences an Exchange Offer for Bonds of any tranche held by any Holder, then subject to the conditions set forth in Section 9(a), on or before the termination date for such Exchange Offer, such Holder shall (i) execute a "Letter of Transmittal and Consent" pursuant to such Exchange Offer with respect to that fraction of all Bonds of such tranche that such Holder directly or indirectly holds, manages or advises equal to the Tender Fraction, and (ii) tender and deliver all such Bonds to the Company pursuant to such Exchange Offer, accompanied by such executed Letters of Transmittal and Consent.

          (b) Prior to the termination of this Agreement as provided in Section 13, each Holder agrees that it will not (i) revoke or withdraw any tender made by it of the Holder's Notes pursuant to any Exchange Offer commenced hereunder,
(ii) revoke or modify any consent to the Proposed Amendments delivered by it, or
(iii) seek to amend, modify or terminate any Private Transaction entered into by such Holder hereunder, except as expressly provided herein or therein.

     Section 7.  Support of the Exchange Offer or Private Transaction.  (a) Each
                 ----------------------------------------------------
Holder agrees that from and after the date hereof, (i) it will not vote for, consent to, provide any support for, participate in the formulation of, or solicit or encourage others to formulate any other tender offer, settlement offer, or exchange offer for the Notes other than any Exchange Offer or Private Transaction commenced hereunder; (ii) it will use its reasonable and appropriate efforts to cause the Committees to take all appropriate actions, including, without limitation, execution and distribution to holders of Notes of a letter asking such holders to tender their Notes in any Exchange Offer, deemed to be advisable in order to cause the consummation of any Exchange Offer commenced hereunder or, subject to compliance with applicable securities laws, rules and regulations, to cause such holders of Notes to sell or exchange in any such Exchange Offer or in Private Transactions Notes in an aggregate principal amount equal to at least 80% of the aggregate principal amount of Notes outstanding on the date hereof, including at least 51% of the aggregate principal amount of each tranche of Notes; and (iii) it will permit public disclosure, including in a press release, of the contents of this Agreement, including, but not limited to, the commitments given in this Section 7(a), but not including information with respect to individual Holder's ownership of Notes; provided, however, that
                                                        -----------------
nothing herein shall be deemed to prevent any Holder from taking any action which it is obligated to take in the performance of any fiduciary or similar duty which the Holder owes to any other Person.

          (b) Each Holder further agrees that it will not object to or otherwise commence any proceeding to oppose any Exchange Offer commenced hereunder, or any Private Transaction, and shall not take any action that is inconsistent with, or that would delay the consummation of any Exchange Offer or Private Transaction hereunder; provided, however, that nothing herein shall be
                               -----------------
deemed to prevent any Holder from taking any action which it is obligated to take in the performance of any fiduciary or similar duty which the Holder owes to any other Person.

     Section 8.  Certain Obligations of Each Holder.  (a) Subject to the
                 -----------------------------------
satisfaction of the conditions set forth in Section 9(a) hereof:

     (i) Each Holder hereby waives any default, event of default or other breach under any of the Notes or Existing Agreements that such Holder might otherwise have claimed to exist on the date hereof or arising hereafter and agrees to forbear until the termination of this Agreement from the exercise of any rights or remedies such Holder may have under the Existing Agreements, applicable law or otherwise (including, in the case of any Notes governed by an indenture, instructing the trustee under such indenture to refrain from taking actions on its behalf, and, in the case of any Notes governed by a credit agreement, instructing the agents under such credit agreement to refrain from taking actions on its behalf), provided, however,
                                                         -----------------
          that, upon any termination of this Agreement pursuant to any of subsections (ii) through (vii) of Section 13(a) hereof, the foregoing waivers and forbearance shall be null and void and of no force and effect whatsoever;

     (ii) Each Holder of the Bonds hereby agrees (A) to cooperate with the Company or any other Person to enable The Depository Trust Company (the "DTC"), the ultimate holder of record of the Bonds, to convey its consent to the Proposed Amendments to the Indentures to the Trustee prior to the Note Purchase Closing Date for such Bonds; provided,
                                                                  ---------
          however, that the Proposed Amendments shall not become effective until
          -------
          the Note Purchase Closing Date for such Bonds and (B) to remit its Bonds to the Trustee's account at the DTC on the applicable Note Purchase Closing Date.

     (iii) Each Holder of a Bridge Loan hereby agrees (A) to extend the period of time by which the Company is required to deliver financial statements pursuant to Section 5.1(B) of the Interim Loan Agreement to April 15, 1999, and (B) until the termination of this Agreement, to waive any right which may arise if any "going concern" or similar qualification in the audit report referred to therein would be an "Impermissible Qualification" (as defined in the Interim Loan Agreement) under such Section 5.1(B), provided, however, that, upon
                                                -----------------
          any termination of this Agreement pursuant to any of subsections (ii) through (vii) of Section 13(a) hereof, the waiver in clause (B) of this paragraph shall be null and void and of no force and effect whatsoever with respect to any audit report qualification, other than a qualification that is dependent on the closing of the Medium Power Asset Sale.

     (iv) Each Holder hereby agrees to execute and deliver to the Company, on or before the Medium Power Closing Date, such Holder's written consent to the Medium Power Asset Sale, substantially in the form of Exhibit G attached hereto. Such consent shall provide for the waiver of all covenants, terms and conditions of the Notes and the Existing Agreements that (A) would prohibit the Medium Power Asset Sale, or (B) would cause the Medium Power Asset Sale to give rise to any default, additional liability, mandatory prepayment or offer to purchase upon a "change of control" under any of the Notes or Existing Agreements, including, without limitation, under Section 5.01 of each of the Indentures or under Section 6A.8 of the Interim Loan Agreement; provided, however, the waivers of such Holder set forth in clause (B)
          -----------------
          of this subsection 8(a)(iv) shall be null and void and of no force and effect whatsoever, upon the earlier of (I) the failure or refusal by the Company to purchase the Notes of any Holder as set forth in
          Section 2 hereof, on or before the applicable Note Purchase Closing Date or (II) termination of this Agreement pursuant to subsections (ii) through
          (vii) of Section 13(a) hereof.

          (b) Subject to the satisfaction of the conditions set forth in Sections 9(a) and 9(b) hereof, each Holder hereby agrees to execute and deliver to the Company, on or before the Note Purchase Closing Date, a mutual written release signed by such Holder substantially in the form of Exhibit H attached hereto. Such release shall provide for, among other things, the waiver, release, discharge and agreement not to sue each of the Company, its current, former and future stockholders, their respective subsidiaries and affiliates, all former, current or future officers, directors, employees, agents, advisors and representatives of any of the foregoing (including without limitation the initial purchasers who purchased the Bonds from the Company's predecessor and the agents, arrangers and syndicators of the Bridge Loans, and any and all of their affiliates, former, current or future officers, directors, employees, agents, advisors and representatives), and the predecessors, successors and assigns of each of the foregoing (collectively, the "Releasees") as to all liabilities of any kind that the Holder ever had, has or hereafter may have against any Releasee as a result of or in any manner related to the Holder's purchase, ownership or sale of the Notes.

          (c) Subject to the satisfaction of the conditions set forth in Sections 9(a) and 9(b) hereof, each Holder hereby further consents, with respect to all of such Holder's Notes, to the adoption of the Proposed Amendments, effective as of the purchase of such Holder's Notes as set forth in Section 2 on the Note Purchase Closing Date.

          (d) Any additional Notes acquired by a Holder after the date hereof shall automatically be deemed to be subject to the terms of this Agreement. Each Holder shall promptly advise the Company of the acquisition of any such additional Notes and promptly deliver to the Company a revised and restated version of Schedule 2.

          (e) Each Holder hereby agrees that it shall not sell, use, assign, transfer or otherwise dispose of any of the Notes, or any other securities of or claims against the Company unless the transferee agrees in writing to be bound by all the terms of this Agreement by executing (i) a counterpart signature page of this Agreement and (ii) the "Form of Provisions for Transfer of Agreement" attached as Exhibit D to this Agreement, and delivering a copy of such items to the Company. Any such transfer shall be effective only upon receipt of such items by the Company and, upon receipt thereof, the selling Holder shall be relieved of all obligations hereunder.

     Section 9.  Conditions to the Obligations of Each Holder.  (a) The
                 --------------------------------------------
obligations of each Holder set forth in Section 8(a), Section 8(b) and Section 8(c), and, if an Exchange Offer is commenced hereunder, the obligation of such Holder to tender its Notes thereunder, are subject to (i) the prior execution and delivery of the Funding Agreement by each of the parties thereto, (ii) there having occurred no material breach of the Funding Agreement by any party thereto, and (iii) there having occurred no termination of this Agreement prior to the Holders' performance of such obligations.

          (b) The obligations of each Holder to sell its Notes in any Private Transaction or pursuant to any Exchange Offer hereunder, to deliver a release as set forth in Section 8(b) and to consent to the Proposed Amendments as set forth in Section 8(c), are subject to the following:

          (i) the payment and delivery to such Holder of the aggregate purchase price set forth in Section 2 hereof, including, without limitations, the issuance of the Share Appreciation Rights;

          (ii) the execution and delivery by the Funding Parties of the Indemnity Agreement;

          (iii) the execution and delivery by the Company (or the issuer, if different from the Company) of the Registration Rights Agreement and the Pledge and Security Agreement and delivery by the Company of the Collateral (as defined in the Pledge and Security Agreement) to the collateral agent under the Pledge and Security Agreement;

          (iv) the execution and delivery of the Funding Agreement by each of the parties thereto and the continued effectiveness of such Funding Agreement;

          (v) the payment by the Company of certain fees and expenses of the Committees of holders of Notes in the amount of $3,150,000;

          (vi) the payment in full by the Company of all obligations of the Company under its Senior Bank Facility and the termination of all commitments thereunder;

          (vii) the execution and delivery by TSAT and the Company of the TSAT SARs (as defined in the Pledge and Security Agreement), by the parties to the TSAT Pledge Agreement (as defined in the Pledge and Security Agreement) and the delivery of the collateral thereunder (including 1,407,307 shares of Class H Common Stock, par value $0.10 per share, of General Motors Corporation) pursuant to the terms thereof and the delivery of all of the above to the Collateral Agent (as defined in the Pledge and

                 Security Agreement) under the terms of the Pledge and Security Agreement.

          (viii) the receipt of customary officer's certificates from the Company.

     Section 10. Certain Obligations of the Company.  (a) Subject to the
                 ----------------------------------
performance by each Holder of its obligations to be performed pursuant to this Agreement on or before the date required for such performance (assuming satisfaction of the conditions to such obligations set forth herein), the Company shall, on the Medium Power Closing Date:

          (i) perform all obligations of the Company to be performed under the Medium Power Purchase Agreement;

          (ii)   waive the Debt Tender Condition; and

          (iii) upon the closing of the Medium Power Asset Sale, apply the cash proceeds received by the Company thereunder on the Medium Power Closing Date as provided in Section 10(b);

       (b) Subject to the closing of the Medium Power Sale and on or prior to each Note Purchase Closing Date hereunder, as applicable, the Company shall:

          (i) purchase from each Holder, whose Notes are being purchased on such Note Purchase Closing Date, all Notes subject to this Agreement on the terms set forth herein and make, or cause to be made, the payment and delivery to such Holder of the aggregate purchase price set forth in Section 2 hereof, including, without limitation, the issuance of the Share Appreciation Rights and payment of all accrued and unpaid interest;

          (ii) deliver to each Holder concurrently with the purchase of such Holder's Notes, the Indemnity Agreement, duly executed by each of the Funding Parties;

          (iii) execute and deliver the Registration Rights Agreement and the Pledge and Security Agreement to each Holder whose Notes are being purchased on such Note Purchase Closing Date;

          (iv) provide a certificate, executed by each of the Funding Parties, confirming the due execution and delivery of the Funding Agreement by each of such parties thereto and the continued effectiveness of such

                 Funding Agreement, to each Holder whose Notes are being purchased on such Note Purchase Closing Date;

          (v) execute and deliver counterparts to the mutual release signed by the Holders pursuant to Section 9(b) hereof;

          (vi) on the first Note Purchase Closing Date only, pay certain fees and expenses of the Committees of holders of Notes in the amount of $3,150,000; and

          (vii) on the first Note Purchase Closing Date only, pay and discharge in full all obligations of the Company under the Senior Bank Facility and terminate all commitments thereunder and provide a certificate of the President of the Company confirming the payment in full by the Company of all obligations of the Company under its Senior Bank Facility and the termination of all commitments thereunder.

       (c) On the Medium Power Closing Date, upon the closing of the Medium Power Asset Sale, the Company shall deposit into escrow pursuant to an "Escrow Agreement" substantially in the form of Exhibit I attached hereto an amount equal to (i) 88.2% of the aggregate principal amount of the Current Pay Notes, the Discount Notes and the Bridge Loans outstanding immediately prior to the Medium Power Closing Date, determined in the case of the Discount Notes as if the Company had made a Cash Interest Election as of February 15, 1999, plus (ii)
                                                                       ----
100% of all accrued unpaid interest through the Medium Power Closing Date under the Current Pay Notes, the Discount

Notes and the Bridge Loans, determined in the case of the Discount Notes as if the Company had made a Cash Interest Election as of February 15, 1999, minus
                                                                       -----
(iii) all cash paid to Holders on the first Note Purchase Closing Date. Such Escrow Agreement shall prohibit the escrowed funds from being used during the term thereof for any purpose whatsoever other than to pay the tender or purchase price of Notes in accordance with this Agreement and any accrued unpaid interest thereon.

       (d) The Company shall close all Private Transactions simultaneously with the closing of the Medium Power Asset Sale, and shall close all purchases of Notes pursuant to any Exchange Offers as promptly thereafter as possible.

       (e) The Company shall not amend the Funding Agreement prior to the final Note Purchase Closing Date hereunder; thereafter, the Company shall not amend the Funding Agreement in a manner that adversely affects the Holders without the consent of Holders of 66-2/3% of the aggregate principal balance of Notes; provided, however, that for purposes of voting, any Notes held by the Company
-----------------
shall not be voted and shall not be counted for any voting purposes.

     Section 11.  Representations and Warranties of the Company. The Company
                  ---------------------------------------------
hereby acknowledges, warrants and represents that the following statements are true, correct and complete as of the date hereof, and will be true, correct and complete on the Note Purchase Closing Date:

       (a)  Power and Authority.  It has all requisite power and authority to
            -------------------
enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

       (b)  Authorization.  The execution and delivery of this Agreement and the
            -------------
performance of its obligations hereunder have been duly authorized by all necessary action on its part, it has been duly authorized to make the representations and commitments included herein, and the person executing and delivering this Agreement on behalf of the Company has been duly authorized to do so;

       (c)  Organization.  The Company is a corporation duly organized, validly
            ------------
existing and in good standing under the laws of the State of Delaware.

       (d)  No Conflicts.  The execution, delivery and performance by it of this
            ------------
Agreement and any other agreement provided for hereunder, and consummation of the transactions provided for hereunder or thereunder, do not and shall not violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries;

       (e)  Binding Obligation.  This Agreement is the legally valid and binding
            ------------------
obligation of the Company, enforceable against it by each Holder in accordance with the terms of this Agreement;

       (f)  Acknowledgment.  This Agreement is the product of good faith
            --------------
negotiations between the Company and the Holders and/or their representatives;
and

       (g)  Representation by Counsel.  It has been represented by counsel in
            -------------------------
connection with this Agreement and the transactions contemplated by this Agreement. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

     Section 12.  Acknowledgments, Warranties and Representations of the
                  ------------------------------------------------------
Holders. Each Holder hereby acknowledges, warrants and represents that, as to such Holder, the following statements are true, correct and complete as of the date hereof, and will be true, correct and complete on the applicable Note Purchase Closing Date:

       (a)  Power and Authority.  It has all requisite power and authority to
            -------------------
enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

       (b)  Authorization.  The execution and delivery of this Agreement and the
            -------------
performance of its obligations hereunder have been duly authorized by all necessary action on its part, it has been duly authorized to make the representations and commitments included herein, and the person executing and delivering this Agreement on behalf of the Holder has been duly authorized to do so;

       (c) Organization.  Such Holder (except if such Holder is an individual)
           ------------
is an organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

       (d)  No Conflicts.  The execution, delivery and performance by it of this
            ------------
this Agreement and any other agreement provided for hereunder, and consummation of the transactions provided for hereunder or thereunder, do not and shall not violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries, or any participation agreement relating to any Notes to which such Holder is a party;

       (e)  Binding Obligation.  This Agreement is the legally valid and binding
            ------------------
obligation of the undersigned, enforceable by the Company against it in accordance with the terms of this Agreement;

       (f)  Acknowledgment.  This Agreement is the product of good faith
            --------------
negotiations between the Company and the Holders and/or their representatives;

       (g)  Representation by Counsel.  It has been represented by counsel in
            -------------------------
connection with this Agreement and the transactions contemplated by this Agreement. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto;

       (h)  Securities Held by Holder.  Set forth in Schedule 2  attached hereto
            -------------------------
is the amount of Notes with respect to which the Holder is record holder, beneficial owner or serves as investment manager or financial advisor with investment discretion and authority;

       (i)  Reliance by Company.  It is making the commitments and
            -------------------
representations included in this Agreement to induce the Company to take action subsequent to the effective date of this Agreement, to consummate the Medium Power Asset Sale and to implement the transactions contemplated by the Exchange Offer or Private Transaction, as applicable, and that the Company is relying upon such commitments and representations;

       (j)  Information Reviewed by Holders.  Each Holder has reviewed, or has
            -------------------------------
had the opportunity to review, with the assistance of professional financial and legal advisors of its choosing, sufficient information necessary for it to decide to tender the Holder's Notes pursuant to the Exchange Offer or enter into a Private Transaction, as applicable;

       (k)  Accredited Investor/QIB Status.  It is an accredited investor
            ------------------------------
("Accredited Investor") within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations of the SEC promulgated thereunder, or a qualified institutional buyer ("QIB") within the meaning of Rule 144A under the Securities Act, and that it has such experience and expertise in financial matters as to enable it to evaluate the potential risks and benefits of entering into this Agreement and to make all investment decisions relating thereto. It is entering into this Agreement and acquiring the Share Appreciation Rights to be acquired by it hereunder for its own account, or a fund or other account as to which such Holder serves as investment manager or financial advisor with investment discretion and authority, and not with a view to the distribution thereof, and has not participated in any public offering of any Share Appreciation Rights or any general solicitation or public offering to Holders to enter into this Agreement; and

       (l)  Record Date.  Such Holder is the record holder of or the beneficial
            -----------
owner of, or serves as investment manager or financial advisor with investment discretion and authority for the record holder or beneficial owner of, the Notes listed opposite the name of such Holder on Schedule 2 attached hereto as of the date of this Agreement (such date being the record date for the Private Transactions and any Exchange Offer), or, if such Holder (or any fund or account for which such Holder serves as investment manager or financial advisor with investment discretion and authority) acquired any Notes after the date of this Agreement, such Holder has caused the Company to be provided with a letter, substantially in the form of Exhibit J attached hereto, signed by or on behalf of the person or entity that was the record holder or beneficial owner of such Notes on such record date.

     Section 13.  Termination of this Agreement.  (a)This Agreement shall
                  -----------------------------
terminate upon the earliest to occur of (i) the purchase by the Company of all Notes held by the Holders through one or more Exchange Offers and/or Private Transactions and the payment or delivery of the consideration therefor set forth in Section 2 hereof, and the execution and delivery of the Indemnity Agreement, the Pledge and Security Agreement, the Registration Rights Agreement, the Share Appreciation Rights, consents to the Medium Power Asset Sale (in substantially the form of Exhibit G attached hereto), mutual releases (in substantially the form of Exhibit H attached hereto) and the escrow agreement (as provided in
Section 10(c) hereof, but only if there is an Exchange Offer);  (ii)
the commencement of a case by or against the Company or any Funding Party under Title 11, United States Code, (iii) the acceleration of the obligations of the Company under the Senior Bank Facility prior to the Medium Power Closing Date,
(iv) the giving of notice by the Company required under Section 14 that the closing of the second portion of the High Power Agreement will take place prior to the closing of the Medium Power Asset Sale, (v) the failure of the Company to purchase, whether by Exchange Offer or Private Transaction, all Holders' Notes on or prior to the applicable Note Purchase Closing Date, (vi) the occurrence of the events specified in Section 4(d) hereof or (vii) 5:00 p.m., Eastern time on May 21, 1999; provided, however, that in the event the Company has commenced an
              -----------------
Exchange Offer in accordance with this Agreement which has not been consummated by May 21, 1999, in the absence of the events set forth in Section 4(d) hereof, the "May 21, 1999" date shall be extended to the date four business days after the date upon which such Exchange Offer is consummated in accordance with this Agreement; provided, further, that any termination of this Agreement shall not
           -----------------
limit the remedies of any Party for a breach of this Agreement prior to such termination.

       (b) Upon termination of this Agreement pursuant to any of subsections
(a)(ii) through (a)(vii) of this Section 13:

           (i) the waivers under Section 8 hereof by any Holder all of whose Notes have not been purchased pursuant to this Agreement (a "Remaining Holder"), and any waivers delivered by the Company to any Remaining Holder under Section 10(b)(v) hereof, shall be null and void and of no force or effect whatsoever, except as expressly provided in Section 8(a)(iii);

       (ii) a Remaining Holder may exercise any rights and remedies it may have under the Existing Agreements, applicable law or otherwise;

       (iii) any release delivered by a Remaining Holder under Section 8(c) shall be null and void and of no force or effect whatsoever; and

       (iv) neither the Company nor any of the Holders shall have any obligations under this Agreement to any other Party hereto, except as expressly provided in the proviso at the end of
                                                    -------
               Section 13(a).

       (c) The provisions of Section 10(e) shall survive any termination of this Agreement pursuant to clause (i) of Section 13(a).

     Section 14.  Termination of Ground Satellite Escrow Agreement.  The Escrow
                  ------------------------------------------------
Agreement dated as of March 10, 1999, among the Company, PRIMESTAR Partners L.P. and each of the Committees (the "Ground Satellite Escrow Agreement") shall remain in full force and effect until such time as the Medium Power Closing Date and the first Note Purchase Closing Date. Attached hereto as Schedule 4 is a list of the bank accounts in which the Company holds the funds subject to the Ground Satellite Escrow Agreement. The Company agrees that it shall give to the Holders written notice of the closing of the second portion of the High Power Agreement if such closing is scheduled to occur before the consummation of the Medium Power Asset Sale; such notice shall be given to the Holders not less than three business days prior to the scheduled closing of the second portion of the High Power Agreement.

     Section 15.  No Waiver of Participation.  The Company and each Holder each
                  --------------------------
expressly acknowledges and agrees that, except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of any Party to protect and to preserve all of its rights, remedies and interests, including, without limitation, with respect to its claims against and interests in the Company.

     Section 16.  Further Assurances.  Each Holder hereby further covenants and
                  ------------------
agrees to execute and deliver all further agreements and take all further action that may be reasonably necessary or desirable, or that the Company may reasonably request, in order to enforce and effectively implement the terms and conditions of this Agreement. Until the final Note Purchase Closing Date, the Company agrees to allow any holder of Notes that is a QIB or an Accredited Investor to become a party to this Agreement. The final Note Purchase Closing Date shall be the first and only Note Purchase Closing Date if the Company purchases all of the Holders' Notes in Private Transactions on the Medium Power Closing Date.

     Section 17.  Complete Agreement; Modification of Agreement.  This
                  ---------------------------------------------
Agreement, the Indemnity Agreement, the Pledge and Security Agreement, the Registration Rights Agreement, the Share Appreciation Rights, the consents to the Medium Power Asset Sale (in substantially the form of Exhibit G attached hereto), the mutual releases (in substantially the form of Exhibit H attached hereto) (including, without limitation, the Schedules and Exhibits attached hereto) (collectively, the "Transaction Documents"), constitute the complete agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous negotiations, agreements and understandings with respect to the subject matter hereof and thereof. The Transaction Documents (with the exception of the Pledge and Security Agreement, which may be modified pursuant to the terms and conditions contained therein) may not be modified, altered, amended or waived except by an agreement in writing signed by the Company and the Holders of at least 66-2/3% of the aggregate principal balance of the Notes and a majority of the aggregate principal balance of each tranche of Notes, provided however, that the Agreed
                                            -------- -------
Consideration shall not be reduced without the consent of each Holder affected, and provided further that for purposes of voting, any Notes held by the Company
    -------- -------
shall not be voted and shall not be counted for any voting purposes.

     Section 18.  Specific Performance.  The Parties acknowledge and agree that
                  --------------------
money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach, and each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

     Section 19.  Parties.  This Agreement shall be binding upon, and inure to
                  -------
the benefit of, the Parties and their respective successors and assigns. Nothing in this Agreement, express or implied, shall give to any person or entity, other than the Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement, and no other person or entity shall be a third-party beneficiary hereof.

     Section 20.  Effectiveness; Modification of Certain Percentages. This
                  --------------------------------------------------
Agreement shall not become effective and binding on the Parties unless and until counterpart signature pages hereto shall have been executed and delivered by the Company and Holders holding Notes that constitute in the aggregate at least (i) 80% of the outstanding principal amount of Notes (the "Effectiveness Percentage") and (ii) a majority of the outstanding principal amount of each tranche of the Notes (the "Tranche Percentage"). The Company, in its sole discretion, may (but shall have no obligation to) reduce either the Effectiveness Percentage or the Tranche Percentage for the benefit of the Company.

     Section 21.  Governing Law; Consent to Jurisdiction.  This Agreement shall
                  --------------------------------------
be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any conflicts of laws principles. Each party hereto irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan or any federal court sitting in the Borough of Manhattan in respect of any suit, action or proceeding arising out of or relating to this Agreement and the transactions pursuant hereto and in connection herewith, and irrevocably agrees that all claims in respect of any such suit, action or proceeding shall be heard and determined in any such court. Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 22.  Limitation of Obligations.  Nothing contained in this
                  -------------------------
Agreement shall be deemed to obligate any Party to engage in any action that can reasonably be expected to involve a violation of law.

     Section 23.  Notices.  All notices, requests, demands, claims, and other
                  -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon telephonic confirmation of facsimile, (ii) when sent by overnight delivery or (iii) when mailed by registered or certified mail return receipt requested and postage prepaid, to the addresses listed on the signature pages hereto. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address, telephone number or telecopier number for such recipient (i) if such recipient is the Company, as set forth below:

                    PRIMESTAR, Inc.
                    8085 South Chester Street
                    Suite 300
                    Englewood, Colorado  80112
                    Telephone: (303) 712-4600
                    Telecopy: (303) 712-4973
                    Attention.: Chief Financial Officer

                    with a copy to:

                    Baker & Botts, L.L.P.
                    599 Lexington Avenue
                    New York, New York 10022
                    Telephone: (212) 705-5000
                    Telecopy: (212) 705-5125
                    Attention: Marc A. Leaf, Esq.

and (ii) if such recipient is a Holder, as set forth on the signature pages hereto, with copies to:

                    Orrick, Herrington & Sutcliffe, LLP
                    666 Fifth Avenue
                    New York, New York 10022
                    Telephone: (212) 506-5000
                    Telecopy: (212) 506-5151
                    Attention: Duncan N. Darrow, Esq.

                    and

                    Ropes & Gray
                    One International Place
                    Boston, Massachusetts 02110
                    Telephone: (617) 951-7000
                    Telecopy: (617) 951-7050

                    Attention: William F. McCarthy, Esq.

using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

     Section 24.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall, collectively and separately, constitute one agreement.

                            [signature pages follow]

     IN WITNESS WHEREOF, the undersigned parties have executed this Lock-up Agreement as of the date first above written.

                              PRIMESTAR, INC.


                              By:________________________________
                              Name:
                              Title:


                              NAME OF HOLDER

                              __________________________________________
                              (Please type or print proper name of Holder)


                              By:_____________________________________
                              Name:_____________________________________
                              Title:  ___________________________________
                              Address: __________________________________
                                       __________________________________
                                       __________________________________
                              Facsimile No.:______________________________
                              Telephone No.:______________________________
                              Taxpayer Identification No.:_____________________